                              T CELL SCIENCES, INC.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited financial statements have been derived from statements previously presented in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and the Company's Quarterly Report on Form 10-Q for the Quarter and Nine Months Ended September 30, 1995, and should be read in conjunction with the financial statements and notes thereto included in such reports. The unaudited balance sheet presents the financial position of the Company as of September 30, 1995 assuming the sale of certain of the assets of the research products and operations (the "Assets") of its wholly-owned subsidiary T Cell Diagnostics, Inc. to Endogen, Inc. ("Endogen") had occurred on that date. In addition, the unaudited statements of operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 present the results of operations of the Company for the periods then ended assuming the sale of the Assets had occurred immediately prior to commencement of the statement of operations period.

The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma consolidated financial information neither purports to represent what the Company's financial position or results of operations would actually have been if the sale of the Assets to Endogen had occurred on January 1, 1994, January 1, 1995 or September 30, 1995 nor to project the Company's financial position or results of operations for any future date or period.

                              T CELL SCIENCES, INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                       September 30, 1995

                                         As Reported      Adjustments(1)       Pro Forma
========================================================================================

ASSETS

Current Assets:
   Cash and cash equivalents            $  6,230,896     $ (452,153)(b)(c)  $  5,778,743
   Accounts receivable, net                  299,630       (286,997)              12,633
   Inventories, net                          521,969       (521,969)                  --
   Notes receivable, including current
      portion of long-term note                   --        832,153 (a)(b)       832,153
   Prepaid and other current assets          682,995       (210,738)             472,257
----------------------------------------------------------------------------------------

      Total Current Assets                 7,735,490       (639,704)           7,095,786
----------------------------------------------------------------------------------------

Property and equipment, net                1,295,781       (587,733)(b)(c)       708,048
Note receivable                                   --      1,520,000 (a)        1,520,000
Other noncurrent assets                    2,641,288        (80,897)           2,560,391
----------------------------------------------------------------------------------------

      Total Assets                      $ 11,672,559     $  211,666         $ 11,884,225
========================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts Payable                     $    833,579     $ (267,920)        $    565,659
   Accrued Expense                           994,752         99,156 (d)        1,093,908
----------------------------------------------------------------------------------------

      Total Current Liabilities            1,828,331       (168,764)           1,659,567
----------------------------------------------------------------------------------------

Collaborator  Advance                        181,573             --              181,573
----------------------------------------------------------------------------------------

Stockholders' Equity
   Preferred stocks at par value                  --             --                   --
   Common stock at par value                  17,112             --               17,112
   Additional paid-in capital             55,866,408             --           55,866,408
   Common treasury stock at cost             (39,830)            --              (39,830)
   Accumulated deficit                   (46,181,035)       380,430(2)       (45,800,605)
----------------------------------------------------------------------------------------

      Total Stockholders' Equity           9,662,655        380,430           10,043,085
----------------------------------------------------------------------------------------

      Total Liabilities and
          Stockholders' Equity          $ 11,672,559     $  211,666         $ 11,884,225
========================================================================================


See notes to Consolidated Pro Forma Financial Statements

                              T CELL SCIENCES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                       Twelve Months Ended
                                                        December 31, 1994

                                         As Reported      Adjustments(2)       Pro Forma
========================================================================================

OPERATING REVENUE:

Product development and
   licensing agreements                  $  3,737,143    $        --         $ 3,737,143
Product sales                               3,230,815     (3,032,231)            198,584
----------------------------------------------------------------------------------------

      Total Operating Revenue               6,967,958     (3,032,231)          3,935,727
----------------------------------------------------------------------------------------

OPERATING EXPENSE:

Cost of product sales                       2,008,279     (1,884,839)            123,440
Research and development                    8,697,174       (945,989)          7,751,185
General and administrative                  4,345,972     (1,103,896)          3,242,076
Marketing and sales                         1,411,420       (936,206)            475,214
Facility relocation                         1,598,609             -- (3)       1,598,609
----------------------------------------------------------------------------------------

      Total Operating Expense              18,061,454     (4,870,930)         13,190,524
----------------------------------------------------------------------------------------

Operating Loss                            (11,093,496)     1,838,699          (9,254,797)
----------------------------------------------------------------------------------------

Other non-operating expenses, net            (490,055)            --            (490,055)
----------------------------------------------------------------------------------------

Net Loss                                 $(11,583,551)   $ 1,838,699         $(9,744,852)
========================================================================================

Net Loss per Common Share                $      (0.68)                       $     (0.57)
========================================================================================

Weighted Average Common Shares
   Outstanding                             17,053,443                         17,053,443
========================================================================================

See notes to Consolidated Pro Forma Financial Statements

                              T CELL SCIENCES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                         Nine Months Ended
                                                        September 30, 1995

                                         As Reported      Adjustments(2)       Pro Forma
========================================================================================

OPERATING REVENUE:

Product development and
   licensing agreements                  $ 1,329,428     $        --         $ 1,329,428
Product sales                              1,820,043      (1,793,029)             27,014
----------------------------------------------------------------------------------------

      Total Operating Revenue              3,149,471      (1,793,029)          1,356,442
----------------------------------------------------------------------------------------

OPERATING EXPENSE:

Cost of product sales                      1,448,529      (1,426,863)             21,666
Research and development                   5,994,478        (615,157)          5,379,321
General and administrative                 2,999,578        (987,304)          2,012,274
Marketing and sales                        1,208,218        (504,044)            704,174
Facility relocation                           85,132              -- (3)          85,132
----------------------------------------------------------------------------------------

      Total Operating Expense             11,735,935      (3,533,368)          8,202,567
----------------------------------------------------------------------------------------

Operating Loss                            (8,586,464)      1,740,339          (6,846,125)
----------------------------------------------------------------------------------------

Other non-operating income, net              486,016              --             486,016
----------------------------------------------------------------------------------------

Net Loss                                 $(8,100,448)    $ 1,740,339         $(6,360,109)
========================================================================================

Net Loss per Common Share                $     (0.47)                        $     (0.37)
========================================================================================

Weighted Average Common Shares
   Outstanding                            17,066,026                          17,066,026
========================================================================================

See notes to Consolidated Pro Forma Financial Statements

                              T CELL SCIENCES, INC.
             Notes to Consolidated Pro Forma Financial Statements


(1) The pro forma balance sheet has been prepared to reflect the sale of certain assets to Endogen for a total purchase price of $2,880,494 net of transaction fees of approximately $160,000. Pro forma adjustments assume the transactions giving rise to the adjustments were consummated on the balance sheet date and include the following:

     (a) Receipt of a $1,900,000 convertible subordinated note receivable, with payment due in ten semi-annual installments commencing September 1, 1996 with interest receivable thereon at the rate of 7% per annum. The oustanding principal amount of the note is convertible at any time at the option of the Company into shares of common stock of Endogen.

     (b) Receipt of a promissory note in the amount of $452,153, payable in full on March 28, 1996 for payment of property and equipment. The Company purchased certain property and equipment outstanding under an operating lease, and simultaneously sold this property and equipment to Endogen, at no gain or loss, in conjunction with this transaction.

     (c) Receipt of $528,341 in cash from Endogen to purchase certain property and equipment also outstanding under an operating lease. This property and equipment was simultaneously purchased from a leasing company prior to selling to Endogen at, no gain or loss.

     (d) Total proceeds for the sale of assets were reduced by transaction costs, approximating $160,000.

(2) All summary income statement pro forma adjustments assume the transactions giving rise to the adjustments were consummated immediately prior to the first day of the period presented. The anticipated gain of $300,000 from the transaction is not reflected in the income statement of the period presented.

(3) No portion of the costs relating to the Company's evacuation of its former headquarters in 1994 are reflected as pro forma adjustments, as the costs are not recurring in nature.